CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm”” in the Statement of Additional Information, each dated January 31, 2023, and each included in this Post-Effective Amendment No. 57 on the Registration Statement (Form N-1A, File No. 333-29337) of State Street Institutional Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 23, 2022, with respect to State Street Institutional Funds (comprising State Street Institutional U.S. Equity Fund, State Street Institutional Premier Growth Equity Fund and State Street Institutional Small-Cap Equity Fund (the “Funds”) (three of the funds constituting State Street Institutional Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

January 26, 2023